EXHIBIT 10.2

EXECUTION COPY

POOLING AGREEMENT

BETWEEN

NAVISTAR FINANCIAL RETAIL RECEIVABLES CORPORATION

SELLER

AND

NAVISTAR FINANCIAL 2006-ARC OWNER TRUST

ISSUER

DATED AS OF SEPTEMBER 1, 2006

- i -

EXHIBIT A	Locations of Composite Schedule of Receivables
EXHIBIT B	Form of PSA Assignment
APPENDIX A	Defined Terms and Rules of Construction
APPENDIX B	Notice Addresses and Procedures

- ii -

POOLING AGREEMENT

THIS POOLING AGREEMENT is made as of September 1, 2006 by and between Navistar Financial Retail Receivables Corporation, a Delaware corporation (“NFRRC” and, in its capacity as the Seller hereunder, the “Seller”) and Navistar Financial 2006-ARC Owner Trust, a Delaware statutory trust (the “Issuer”).

WHEREAS, NFC has sold the Receivables to the Seller pursuant to the Purchase Agreement.

WHEREAS, the Seller desires to sell the Receivables, to the Issuer in exchange for the Securities and the receipt of funds drawn under the Notes.

WHEREAS, the Seller and the Issuer wish to set forth the terms pursuant to which the Receivables are to be sold by the Seller to the Issuer.

NOW, THEREFORE, in consideration of the foregoing, the other good and valuable consideration and the mutual terms and covenants contained herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01 Definitions. Certain capitalized terms used in the above recitals and in this Agreement are defined in and shall have the respective meanings assigned them in Part I of Appendix A to this Agreement. All references herein to “the Agreement” or “this Agreement” are to this Pooling Agreement as it may be amended, supplemented or modified from time to time, the exhibits hereto and the capitalized terms used herein which are defined in such Appendix A, and all references herein to Articles, Sections and subsections are to Articles, Sections or subsections of this Agreement unless otherwise specified. The rules of construction set forth in Part II of such Appendix A shall be applicable to this Agreement.

ARTICLE II

CONVEYANCE OF RECEIVABLES; ORIGINAL ISSUANCE OF CERTIFICATES

SECTION 2.01 Conveyance of Receivables. In consideration of the Issuer’s delivery of the Securities to, or upon the order of, the Seller and the receipt by the Seller of the funds drawn under such Notes on the date hereof, the Seller does hereby enter into this Agreement and agree to fulfill all of its obligations hereunder and to sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse (except as provided in Section 2.06), pursuant to an assignment in the form attached hereto as Exhibit B (the “PSA Assignment”), all right, title and interest of the Seller in, to and under:

(a) the Retail Notes identified on the Schedule of Retail Notes to the PSA Assignment delivered to the Issuer and the Related Retail Note Assets with respect to those Retail Notes;

(b) the Series 2006-ARC Portfolio Interest, the Series 2006-ARC Portfolio Certificate and the beneficial interest in the Series 2006-ARC Portfolio Assets, including the Retail Leases identified on the Schedule of Retail Leases to the PSA Assignment delivered to the Issuer and the Related Titling Trust Assets with respect to those Retail Leases;

(c) the rights, but not the obligations, of NFC under the Lease Purchase Agreement and the LPA Assignment with respect to the Retail Leases included in the Receivables; and

(d) the rights, but not the obligations, of the Seller under the Purchase Agreement and the PA Assignment pursuant to Section 2.01 of the Purchase Agreement with respect to the Receivables.

In addition, on the Closing Date, the Seller shall deposit the Reserve Fund Initial Deposit Into the Reserve Account. It is the intention of the Seller that the transfer and assignment contemplated by this Section 2.01 shall constitute a sale of the Receivables, the Series 2006-ARC Portfolio Interest and the Series 2006-ARC Portfolio Certificate from the Seller to the Issuer and the beneficial interest in and title to the assets conveyed pursuant to this Section 2.01 shall not be part of the Seller’s estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. Within two Business Days after the Closing Date, the Seller shall cause to be deposited into the Collection Account all collections (from whatever source) on or with respect to the assets conveyed pursuant to this Section 2.01 received by the Seller pursuant to Section 5.07 of the Purchase Agreement. The Seller intends to treat such transfer and assignment as a sale for accounting and tax purposes. Notwithstanding the foregoing, in the event a court of competent jurisdiction determines that such transfer and assignment did not constitute such a sale or that such beneficial interest is a part of the Seller’s estate, then (i) the Seller shall be deemed to have granted to the Issuer a first priority perfected security interest in all of the Seller’s right title and interest in, to and under the assets conveyed pursuant to this Section 2.01, and the Seller hereby grants such security interest and (ii) the assets conveyed pursuant to this Section 2.01 shall be deemed to include all rights, powers and options (but none of the obligations, if any) of the Seller under any agreement or instrument included in the assets conveyed pursuant to this Section 2.01, including the immediate and continuing right to claim for, collect, receive and give receipt for lease payments and principal and interest payments in respect of the Receivables included in the assets conveyed pursuant to this Section 2.01 and all other monies payable under the Receivables conveyed pursuant to this Section 2.01, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights, powers and options, to bring Proceedings in the name of the Seller or otherwise and generally to do and receive anything that the Seller is or may be entitled to do or receive under or with respect to the assets conveyed pursuant to this Section 2.01. For purposes of such grant, this Agreement shall constitute a security agreement under the UCC.

SECTION 2.02 [Reserved].

SECTION 2.03 Custody of Receivable Files. In connection with the sale, transfer and assignment of Receivables to the Seller from NFC pursuant to the Purchase Agreement, the Seller, simultaneously with the execution and delivery of this Agreement, shall enter into the

Servicing Agreement with NFC, pursuant to which the Seller shall revocably appoint NFC as the Custodian, and NFC shall accept such appointment, to act as the agent of the Seller as Custodian of the following documents or instruments which shall be constructively delivered to the Trust, as of the Closing Date with respect to each Receivable:

(a) the fully executed original of the Retail Note or Retail Lease for such Receivable;

(b) documents evidencing or related to any Insurance Policy;

(c) the original credit application of each Obligor, fully executed by each such Obligor on NFC’s customary form, or on a form approved by NFC, for such application;

(d) if such Receivable is a Retail Note, where permitted by law, the original certificate of title (when received) and otherwise such documents, if any, that NFC keeps on file in accordance with its customary procedures indicating that the Financed Vehicle is owned by the Obligor and subject to the interest of NFC as first lienholder or secured party;

(e) if such Receivable is a Retail Lease, the Certificate of Title and such other documents that NFC is required to maintain pursuant to Section 3.6 of the Titling Trust Servicing Agreement; and

(f) any and all other documents that NFC keeps on file in accordance with its customary procedures relating to the individual Receivable, Obligor or Financed Vehicle.

SECTION 2.04 Acceptance by Issuer; Limitation on Transfer of International Purchase Obligations. The Issuer does hereby accept all consideration conveyed by the Seller pursuant to Sections 2.01, and declares that the Issuer shall hold such consideration upon the trust set forth in the Trust Agreement for the benefit of Certificateholders, subject to the terms and conditions of the Trust Agreement, the Indenture and this Agreement; provided, however, that the Issuer acknowledges and agrees that (a) the rights pursuant to the International Purchase Obligations are personal to NFC and only the proceeds of such rights have been assigned to the Issuer hereunder and, with respect to the Retail Notes and Related Retail Note Assets, by NFC to NFRRC under the Purchase Agreement and from NFRRC to the Issuer hereunder and with respect to Retail Leases and Related Titling Trust Assets, by Harco Leasing to NFC under the Lease Purchase Agreement, from NFC to NFRRC under the Purchase Agreement and from NFRRC to the Issuer hereunder, (b) neither the Issuer nor the Indenture Trustee is or is intended to be a third-party beneficiary of such rights, and (c) accordingly such rights are not exercisable by, enforceable by or for the benefit of, or preserved for the benefit of, the Issuer or the Indenture Trustee. The Issuer hereby agrees and accepts the appointment and authorization of NFC as Servicer pursuant to the Servicing Agreement. The parties agree that this Agreement (including the PSA Assignment), the Servicing Agreement, the Indenture and the Trust Agreement constitute the Further Transfer and Servicing Agreements.

SECTION 2.05 Representations and Warranties as to the Receivables. Pursuant to Sections 2.01(d) and 2.02(a)(iv), the Seller assigns to the Issuer all of its right, title and interest in, to and under the Purchase Agreement. Such assigned right, title and interest includes the representations and warranties of NFC made to the Seller pursuant to Section 3.01 of the Purchase Agreement. The Seller hereby represents and warrants to the Issuer that the Seller has taken no action which would cause such representations and warranties to be false in any material respect as of the Closing Date. The Seller further acknowledges that the Issuer is relying on the representations and warranties of the Seller under this Agreement and of NFC under the Purchase Agreement in accepting the Receivables, the Series 2006-ARC Portfolio Interest and the Series 2006-ARC Portfolio Certificate in trust and executing and delivering the Securities. The foregoing representation and warranty speaks as of the Closing Date, but shall survive the sale, transfer and assignment of the Receivables, the Series 2006-ARC Portfolio Interest and the Series 2006-ARC Portfolio Certificate to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

SECTION 2.06 Repurchase of Receivables Upon Breach of Warranty. Upon discovery by the Seller, the Servicer or either Trustee of a breach of any of the representations and warranties in Section 3.01 of the Purchase Agreement (and, with respect to Section 3.01(j) of the Purchase Agreement, irrespective of any limitation regarding knowledge of NFC) or in Section 2.05 or Section 3.01 of this Agreement that materially and adversely affects the interests of the Financial Parties in any Receivable, the party discovering such breach shall give prompt written notice thereof to the others. As of the second Accounting Date following its discovery or its receipt of notice of breach (or, at the Seller’s election, the first Accounting Date following such discovery or notice), unless such breach shall have been cured in all material respects, in the event of a breach of the representations and warranties made by the Seller in Section 2.05 or Section 3.01, the Seller shall repurchase such Receivable from the Issuer on the related Distribution Date. Neither the Owner Trustee nor the Issuer shall have any affirmative duty to conduct any investigation as to the occurrence of any event requiring the repurchase of any Receivable pursuant to this Section 2.06.

The repurchase price to be paid by any Warranty Purchaser shall be an amount equal to the Warranty Payment. It is understood and agreed that the obligation of the Warranty Purchaser to repurchase any Receivable as to which a breach has occurred and is continuing shall, if such repurchase obligations are fulfilled, constitute the sole remedy against the Seller, the Servicer, NFC or Harco Leasing for such breach available to any Interested Party.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE SELLER

SECTION 3.01 Representations and Warranties of the Seller. The Seller makes the following representations and warranties as to itself on which the Issuer is relying in acquiring the Receivables, the Series 2006-ARC Portfolio Interest and the Series 2006-ARC Portfolio Certificate and issuing the Securities under the other Further Transfer and Servicing Agreements. The following representations and warranties speak as of the Closing Date, but in each case shall survive the sale, transfer and assignment of the Receivables to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

(a) Organization and Good Standing. The Seller has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire and own the Receivables;

(b) Due Qualification. The Seller is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business requires or shall require such qualification;

(c) Power and Authority. The Seller has the power and authority to execute and deliver the Further Transfer and Servicing Agreements to which it is a party (as used in this Section 3.01, the “applicable Further Transfer and Servicing Agreements”) and to carry out the respective terms of such agreements and has the power and authority to sell and assign the property to be sold and assigned to and deposited with the Issuer as part of the Owner Trust Estate and has duly authorized such sale and assignment to the Issuer by all necessary corporate action; and the execution, delivery and performance by the Seller of the applicable Further Transfer and Servicing Agreements have been duly authorized by the Seller by all necessary corporate action;

(d) Binding Obligations. The applicable Further Transfer and Servicing Agreements, when duly executed and delivered, shall constitute a legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law;

(e) No Violation. The consummation by the Seller of the transactions contemplated by the applicable Further Transfer and Servicing Agreements and the fulfillment of the terms of such agreements by the Seller shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or by-laws of the Seller, or any indenture, agreement or other instrument to which the Seller is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument, other than the applicable Further Transfer and Servicing Agreements, or violate any law or, to the Seller’s knowledge, any order, rule or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or any of its properties;

(f) No Proceedings. There are no proceedings or, to the Seller’s knowledge, investigations pending or, to the Seller’s knowledge, threatened before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Seller or its properties (i) asserting the invalidity of the applicable Further Transfer and Servicing Agreements, any Securities issued pursuant thereto and the Administration Agreement, (ii) seeking to prevent the issuance of such Securities or the consummation of any of the transactions contemplated by the applicable Further Transfer and Servicing Agreements or the Administration Agreement, or (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, such Securities, the applicable Further Transfer and Servicing Agreements or the Administration Agreement;

(g) Good Title. On the date hereof, the Seller has good title to the Series 2006-ARC Portfolio Interest and the Series 2006-ARC Portfolio Certificate, free and clear of all Liens (other than Permitted Liens). On the date hereof, upon execution and delivery of this Agreement and the PSA Assignment by the Seller, good and valid title to the Series 2006-ARC Portfolio Interest and the Series 2006-ARC Portfolio Certificate will be validly and effectively conveyed to, and vested in, the Issuer, free and clear of all Liens, other than Permitted Liens, and the transfer of the Series 2006-ARC Portfolio Interest and the Series 2006-ARC Portfolio Certificate by the Seller to the Issuer has been perfected. On the date hereof, the Seller has good title to each Retail Note free and clear of all Liens (other than Permitted Liens and Liens that will be released as of such transfer). On the date hereof, good and valid title to each such Retail Note will be validly and effectively conveyed to, and vested in, the Issuer, free and clear of all Liens, other than Permitted Liens, and the transfer of such Retail Note by the Seller to the Issuer has been perfected under the UCC;

(h) Security Interest Matters. The Receivables constitute Code Collateral. This Agreement creates a valid and continuing “security interest” (as defined in the UCC) in the Purchased Property (to the extent it constitutes Code Collateral) in favor of the Issuer, which security interest is prior to all other Liens and is enforceable as such as against creditors of and purchasers from the Seller. The Seller has caused or will cause prior to the Closing Date the filing of all appropriate financing statements in the proper filing offices in the appropriate jurisdictions under applicable law necessary to perfect the security interest in the Purchased Property (to the extent it constitutes Code Collateral) granted to the Issuer under this Agreement. The security interest of the Seller in each Financed Vehicle has been validly assigned by the Seller to the Issuer

(i) Valid Sale. This Agreement and the PSA Assignment constitute a valid sale, transfer and assignment of the Purchased Property transferred thereby, enforceable against creditors of and purchasers from the Seller.

(j) No Transfer Restrictions. The Seller has not created, incurred or suffered to exist any restriction on transferability of the Purchased Property except for the restrictions on transferability imposed by this Agreement. The transfer of the Purchased Property by the Seller to the Issuer pursuant to this Agreement is not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction

SECTION 3.02 Liability of Seller. The Seller shall be liable in accordance with this Agreement only to the extent of the obligations in this Agreement specifically undertaken by the Seller.

SECTION 3.03 Merger or Consolidation of, or Assumption of the Obligations of, Seller; Amendment of Certificate of Incorporation.

(a) Any Person (i) into which the Seller may be merged or consolidated, (ii) resulting from any merger or consolidation to which the Seller shall be a party, (iii) succeeding to the business of the Seller, or (iv) more than 50% of the voting stock of which is owned directly or indirectly by NIC, which corporation in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Seller under this Agreement, shall be the successor to the Seller under this Agreement without the execution or filing of any document or any further act on the part of any of the parties to this Agreement. The Seller shall provide 10 days’ prior notice of any merger, consolidation or succession pursuant to this Section 3.03 to the Funding Agent.

(b) The Seller hereby agrees that during the term of this Agreement it shall not amend Articles Third, Fourth, Fifth, Twelfth or Fourteenth of its Restated Certificate of Incorporation without obtaining the prior written consent of the Funding Agent or without obtaining the prior written consent of a majority of the Outstanding Amount of the Controlling Class as of the close of the preceding Distribution Date and the prior written consent of the Holders of Certificates evidencing not less than a majority of the ownership interest in the Trust as of the close of the preceding Distribution Date.

SECTION 3.04 Limitation on Liability of Seller and Others. The Seller and any director or officer or employee or agent of the Seller may rely in good faith on the advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement. The Seller shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its obligations as Seller of the Receivables under this Agreement and that in its opinion may involve it in any expense or liability.

SECTION 3.05 Seller May Own Securities. Each of the Seller and any Person controlling, controlled by or under common control with the Seller may in its individual or any other capacity become the owner or pledgee of Securities with the same rights as it would have if it were not the Seller or an Affiliate thereof except as otherwise specifically provided herein. Except as otherwise provided herein, Securities so owned by or pledged to the Seller or such controlling or commonly controlled Person shall have an equal and proportionate benefit under the provisions of this Agreement, without preference, priority or distinction as among all of such Securities.

ARTICLE IV

TERMINATION

SECTION 4.01 Optional Purchase of All Receivables. On the last day of any Monthly Period as of which the Aggregate Receivables Balance is 10% or less of the Aggregate Starting Receivables Balance, the Servicer shall have the option to purchase the assets of the Owner Trust Estate other than the Designated Accounts and the Certificate Distribution Account. If the Servicer’s long term unsecured debt rating from Moody’s is equal to or higher than Baa3 at the time that it seeks to exercise such option, then to exercise such option, the Servicer shall deposit in the Collection Account an amount equal to the aggregate Administrative Purchase Payments for the Receivables (including Liquidating Receivables), plus the appraised value of any such other property contained in the Owner Trust Estate (less the Liquidation Expenses to be incurred in connection with the recovery thereof), such value to be determined by an appraiser mutually agreed upon by the Servicer and each Trustee. If the Servicer’s long term unsecured debt rating from Moody’s is less than Baa3 at the time that it seeks to exercise such option, then to exercise such option, the Servicer shall deposit in the Collection Account an amount equal to the appraised value of the Receivables (including Liquidating Receivables), plus the appraised value of any such other property contained in the Owner Trust Estate (less the Liquidation Expenses to be incurred in connection with the recovery thereof), such values to be determined by an appraiser mutually agreed upon by the Servicer and each Trustee; provided, that such amount (when added to any funds then on deposit in the Designated Accounts) must be at least equal to the aggregate Redemption Price of the outstanding Notes to be redeemed with such proceeds for the Distribution Date related to the Monthly Period in which such option is exercised. Thereupon, the Servicer shall succeed to all interests in and to the Owner Trust Estate (other than the Designated Accounts and the Certificate Distribution Account).

SECTION 4.02 Termination.

(a) Following the satisfaction and discharge of the Indenture with respect to the Notes, and the payment in full of the principal and interest on the Notes and the Other Obligations, the Certificateholders shall succeed to the rights of the Noteholders hereunder and the Owner Trustee shall succeed to the rights of, and assume the obligations of, the Indenture Trustee pursuant to this Agreement (subject to the continuing obligations of the Indenture Trustee set forth in Section 4.4 of the Indenture).

(b) After payment to each Trustee, the Swap Counterparty, the Noteholders and the Servicer of all amounts required to be paid under this Agreement, the Interest Rate Swap and the Indenture, any amounts on deposit in the Reserve Account and the Collection Account (after all other distributions required to be made from such accounts have been made) shall be deposited into the Certificate Distribution Account for distribution to the Certificateholders and any other assets remaining in the Owner Trust Estate shall be distributed to the Certificate Distribution Account for distribution to the Certificateholders.

ARTICLE V

MISCELLANEOUS PROVISIONS

SECTION 5.01 Amendment.

(a) This Agreement may be amended by the Seller and the Issuer with the consent of the Indenture Trustee and the Funding Agent, but without the consent of any of the Financial Parties, and if, but only if, each of S&P and Moody’s confirms in writing to the Conduit Investors that such amendment shall not result in a reduction or withdrawal of its rating on the Commercial Paper issued by such Conduit Investors, (i) to cure any ambiguity, (ii) to correct or supplement any provision in this Agreement that may be defective or inconsistent with any other provision in this Agreement or any other Basic Document, (iii) to add or supplement any credit enhancement for the benefit of the Noteholders of any class or the Certificateholders provided that if any such addition shall affect any class of Noteholders or the Certificateholders differently than any other class of Noteholders or the Certificateholders, respectively, then such addition shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any class of Noteholders or the Certificateholders, (iv) add to the covenants, restrictions or obligations of the Seller or either Trustee or (v) add, change or eliminate any other provision of this Agreement in any manner that shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of the Financial Parties.

(b) This Agreement may also be amended from time to time by the Seller and the Issuer with the consent of the Indenture Trustee, the consent of Noteholders whose Notes evidence not less than a majority of the Outstanding Amount of the Controlling Class as of the close of the preceding Distribution Date (unless the interests of the Noteholders are not materially and adversely affected thereby as evidenced by an Officer’s Certificate of the Servicer to that effect) and the consent of Certificateholders (unless the interests of the Certificateholders are not materially and adversely affected thereby as evidenced by an Officer’s Certificate of the Servicer to that effect) whose Certificates evidence not less than a majority of the ownership interest in the Trust as of the close of the preceding Distribution Date (which consents, whether given pursuant to this Section 5.01 or pursuant to any other provision of this Agreement, shall be conclusive and binding on such Person and on all future holders of such Notes or Certificates and of any Notes or Certificates issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon the Notes or Certificates), if, but only if, each of S&P and Moody’s confirms in writing to the Conduit Investors that such amendment shall not result in a reduction or withdrawal of its rating on the Commercial Paper issued by such Conduit Investors, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Financial Parties; provided, however, that no such amendment shall (i)(a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made on any Security, the Interest Rate for any class of Notes or (b) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the holders of all Securities then outstanding or (ii) amend any provision of this Agreement (including Section 5.06) which requires actions taken under such provision to have the consent of Noteholders whose Notes evidence greater than a majority of the Outstanding Amount of the Controlling Class as of the preceding Distribution Date or of the Holders of Certificates evidencing greater than a majority of the ownership interest in the Trust as of the preceding Distribution Date, in each case, without the consent of all Financial Parties described in such Section.

(c) Prior to the execution of any such amendment or consent, the Indenture Trustee shall furnish written notification to the Funding Agent of the substance of such amendment or consent as provided to the Indenture Trustee.

(d) Promptly after the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder, and the Indenture Trustee shall furnish written notification to each Noteholder of the substance of such amendment or consent as provided to the Indenture Trustee.

(e) It shall not be necessary for the consent of Financial Parties pursuant to Section 5.01(b) to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Financial Parties provided for in this Agreement) and of evidencing the authorization of the execution thereof by Financial Parties shall be subject to such reasonable requirements as either Trustee may prescribe.

(f) Prior to the execution of any amendment to this Agreement, each Trustee shall be entitled to receive and rely upon the Opinion of Counsel referred to in Section 5.02(i) and an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent to the execution and delivery of such amendment have been satisfied. Each Trustee may, but shall not be obligated to, enter into any such amendment which affects such Trustee’s own rights, duties or immunities under this Agreement or otherwise.

(g) Notwithstanding any other provision of this Agreement, if the consent of the Swap Counterparty is required pursuant to the Swap Counterparty Rights Agreement to amend this Agreement, any such purported amendment shall be null and void ab initio unless the Swap Counterparty consents in writing to such amendment.

SECTION 5.02 Protection of Title to Owner Trust Estate.

(a) The Seller shall prepare and file such financing statements and cause to be prepared and filed such continuation and other statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Issuer under this Agreement in the Receivables, the Series 2006-ARC Portfolio Interest and the Series 2006-ARC Portfolio Certificate and the Indenture Trustee’s security interest in the Receivables, the Series 2006-ARC Portfolio Interest and the Portfolio Certificate under the Indenture and hereby authorizes the Issuer to file such financing statements or continuation statements relating to all or any part thereof; provided, however, that, with respect to a Retail Lease, the Seller shall not be obligated to transfer the titles to any Financed Vehicle. The Seller shall deliver (or cause to be delivered) to the Owner Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

(b) The Seller shall not change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of Section 9-506 of the UCC, unless it shall have given each Trustee at least 60 days prior written notice thereof.

(c) The Seller shall give each Trustee at least 60 days prior written notice of any change in its jurisdiction of formation and shall file such financing statements or amendments as may be necessary to continue the perfection of the Issuer’s security interest in the Designated Receivables and the Related Security. The Seller shall at all times maintain its jurisdiction of formation within the United States of America.

(d) The Seller will cause the Servicer to maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and extensions of any scheduled payments made not less than 45 days prior thereto, and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account in respect of such Receivable.

(e) The Seller will cause the Servicer to maintain its computer systems so that, from and after the time of sale under this Agreement of the Receivables to the Issuer, the Servicer’s master computer records (including any back-up archives) that refer to any Receivable indicate clearly that the Receivable is owned by the Issuer and has been pledged by the Issuer to the Indenture Trustee. Indication of the Issuer’s ownership of a Receivable shall be deleted from or modified on the Servicer’s computer systems when, and only when, the Receivable shall have been paid in full, repurchased by the Seller, purchased by the Servicer or become a Liquidating Receivable.

(f) If at any time the Seller proposes to sell, grant a security interest in, or otherwise transfer any interest in truck, truck chassis, bus and trailer receivables to any prospective purchaser, lender or other transferee, the Seller shall give to such prospective purchaser, lender or other transferee computer tapes, records or print-outs (including any restored from back-up archives) that, if they refer in any manner whatsoever to any Receivable, indicate clearly that such Receivable has been sold and is owned by the Issuer and has been pledged by the Issuer to the Indenture Trustee unless such Receivable has been paid in full, repurchased by the Seller or purchased by the Servicer.

(g) The Seller will cause the Servicer to permit each Trustee and their respective agents at any time to inspect, audit and make copies of and abstracts from the Servicer’s records regarding any Receivables then or previously included in the Owner Trust Estate.

(h) The Seller will cause the Servicer to furnish to each Trustee at any time upon request a list of all Receivables then held as part of the Owner Trust Estate, together with a reconciliation of such list to the Composite Schedule of Receivables and to each of the Servicer’s Certificates furnished before such request indicating removal of Receivables from the Owner Trust Estate. Upon request, the Servicer shall furnish a copy of any such list to the Seller. Each Trustee and the Seller shall hold any such list and the Composite Schedule of Receivables for examination by interested parties during normal business hours at their respective offices located at the addresses set forth in Section 5.03.

(i) The Seller will deliver to each Trustee promptly after the execution and delivery of this Agreement and of each amendment thereto, an Opinion of Counsel either (a) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Issuer and the Indenture Trustee in the Receivables, the Series 2006-ARC Portfolio Interest and the Series 2006-ARC Portfolio Certificate and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (b) stating that, in the opinion of such counsel, no such action is necessary to preserve and protect such interest.

SECTION 5.03 Notices. All demands, notices and communications upon or to the Seller either Trustee or the Funding Agent under this Agreement shall be delivered as specified in Appendix B hereto.

SECTION 5.04 Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Illinois, without giving effect to any choice of law or conflict provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois; provided, however, that (i) the duties and immunities of the Owner Trustee hereunder shall be governed by the laws of the State of Delaware and (ii) the rights and remedies of the Indenture Trustee shall be governed by the laws of the State of New York.

SECTION 5.05 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Securities or the rights of the holders thereof.

SECTION 5.06 Assignment. Notwithstanding anything to the contrary contained in this Agreement, this Agreement may not be assigned by the Seller without the prior written consent of Noteholders whose Notes evidence not less than 66% of the Outstanding Amount of the Controlling Class as of the close of the preceding Distribution Date and of Holders of Certificates evidencing not less than 66% of the ownership interest in the Trust as of the close of the preceding Distribution Date. The Seller shall provide notice of any such assignment to the Funding Agent.

SECTION 5.07 Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto, the Securityholders and the Trustees and their respective successors and permitted assigns. The Swap Counterparty shall be a third-party beneficiary to this Agreement only to the extent that it has rights specified herein or rights with respect to this Agreement specified in the Swap Counterparty Rights Agreement. Except as otherwise provided in the Swap Counterparty Rights Agreement or in this Article V, no other Person shall have any right or obligation hereunder.

SECTION 5.08 Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 5.09 Headings and Cross-References. The various headings in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement.

SECTION 5.10 Assignment to Indenture Trustee. The Seller hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders and (only to the extent expressly provided therein) the Certificateholders of all right, title and interest of the Issuer in, to and under the Owner Trust Estate and/or the assignment of any or all of the Issuer’s rights and obligations hereunder to the Indenture Trustee.

SECTION 5.11 No Petition Covenants; Waiver of Claims.

(a) Notwithstanding any prior termination of this Agreement the Seller shall not, prior to the date which is one year and one day after the final distribution with respect to the Securities to the Note Distribution Account or the Certificate Distribution Account, as applicable, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer.

(b) Notwithstanding any prior termination of the Series 2006-ARC Portfolio Supplement, the Issuer covenants and agrees that it shall not, prior to the date which is one year and a day after which all obligations under each Permitted Financing have been paid in full, acquiesce, petition or otherwise invoke, or join any other Person in acquiescing, petitioning or otherwise invoking, against the Titling Trust or any Special Purpose Entity, any proceeding in court or with any governmental authority for the purpose of (i) commencing or sustaining a case against the Titling Trust or such Special Purpose Entity under any federal or state bankruptcy, insolvency or similar law, or (ii) appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of all or any substantial part of the respective property of the Titling Trust or such Special Purpose Entity, or (iii) ordering the winding up or liquidation of the affairs of the Titling Trust or such Special Purpose Entity.

(c) Except as otherwise provided in the Titling Trust Agreement, as may be amended, restated and supplemented from time to time, the Issuer hereby releases all Claims to the Titling Trust Assets allocated to the General Interest and to each Portfolio Interest other than the Series 2006-ARC Portfolio Interest whether then or thereafter created and, in the event that such release is not given effect, to fully subordinate all Claims it may be deemed to have against the Titling Trust Assets allocated to the General Interest and each Portfolio Interest other than the Series 2006-ARC Portfolio Interest whether then or thereafter created.

SECTION 5.12 Limitation of Liability of the Trustees.

(a) Notwithstanding anything contained herein to the contrary, this Agreement has been acknowledged and accepted by LaSalle Bank National Association not in its individual capacity but solely as Indenture Trustee and in no event shall LaSalle Bank National Association have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

(b) Notwithstanding anything contained herein to the contrary, this Agreement has been executed by Chase Bank USA, National Association not in its individual capacity but solely in its capacity as Owner Trustee and in no event shall Chase Bank USA, National Association in its individual capacity or, except as expressly provided in the Trust Agreement, as Owner Trustee of the Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of its duties or obligations hereunder, or in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Article VI of the Trust Agreement.

* * * * *

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

NAVISTAR FINANCIAL 2006-ARC OWNER TRUST

By:	CHASE BANK USA, NATIONAL ASSOCIATION,
not in its individual capacity but solely as Owner Trustee on behalf of the Trust

By:	/s/ Sarika M. Sheth
Name:	Sarika M. Sheth
Title:	Assistant Vice President

NAVISTAR FINANCIAL RETAIL RECEIVABLES CORPORATION, as Seller

By:	/s/ John V. Mulvaney, Sr.
Name:	John V. Mulvaney, Sr.
Title:	Vice President and Controller

Acknowledged and Accepted:

LASALLE BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Indenture Trustee

By:	/s/ Timothy E. Cutsinger
Name:	Timothy E. Cutsinger
Title:	Assistant Vice President

NAVISTAR FINANCIAL CORPORATION, as Servicer

By:	/s/ John V. Mulvaney, Sr.
Name:	John V. Mulvaney, Sr.
Title:	Vice President and Controller

EXHIBIT A

Locations of Composite Schedule of Receivables

The Composite Schedule of Receivables is

on file at the offices of:

1.	The Indenture Trustee

2.	The Owner Trustee

3.	Navistar Financial Corporation

4.	Navistar Financial Retail Receivables Corporation

A-1

EXHIBIT B

Form of PSA Assignment

As of September 1, 2006, for value received, in accordance with the Pooling Agreement, dated as of September 1, 2006 (the “Pooling Agreement”), between Navistar Financial Retail Receivables Corporation, a Delaware corporation (the “Seller”) and Navistar Financial 2006-ARC Owner Trust (the “Issuer”), the Seller does hereby sell, assign, transfer and otherwise convey unto the Issuer, without recourse, all right, title and interest of the Seller in, to and under (a) the Retail Notes identified on the Schedule of Retail Notes attached hereto having an aggregate Starting Receivable Balance of $415,443,996.03 and the Related Security with respect to those Retail Notes; (b) the Series 2006-ARC Portfolio Interest, the Series 2006-ARC Portfolio Certificate and the beneficial interest in the Series 2006-ARC Portfolio Assets, including the Retail Leases identified on the Schedule of Retail Leases attached hereto having an aggregate Starting Receivable Balance of $27,431,106.12 and the Related Titling Trust Assets with respect to those Retail Leases; (c) the rights, but not the obligations, of NFC under the Lease Purchase Agreement with respect to the Retail Leases included in the Receivables; and (d) the Seller’s rights, but not its obligations, under the Purchase Agreement and the PA Assignment pursuant to Section 2.01 of the Purchase Agreement with respect to the Receivables.

The foregoing sale does not constitute and is not intended to result in any assumption by the Issuer of any obligation of the undersigned to the Obligors, Dealers, insurers or any other Person in connection with the Receivables, the agreements with Dealers, any Insurance Policies or any agreement or instrument relating to any of them.

This PSA Assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Pooling Agreement and is to be governed by the Pooling Agreement.

Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Pooling Agreement.

* * * * *

App. B-1

IN WITNESS WHEREOF, the undersigned has caused this PSA Assignment to be duly executed as of the day and year first above written.

NAVISTAR FINANCIAL RETAIL RECEIVABLES CORPORATION

By:
Name:
Title:

App. B-2

APPENDIX A

PART I - DEFINITIONS

All terms used in this Appendix shall have the defined meanings set forth in this Part I when used in the Basic Documents, unless otherwise defined therein.

Accountants’ Report: As defined in Section 3.02 of the Servicing Agreement.

Accounting Date: With respect to a Distribution Date, the last day of the related Monthly Period, or, with respect to any initial Distribution Date that occurs in the same calendar month as the Closing Date, at the close of business on the Closing Date.

Act: An Act as specified in Section 11.3(a) of the Indenture.

Actual Payment: With respect to a Distribution Date and to a Receivable, all payments received by the Servicer from or for the account of the Obligor during the related Monthly Period (and, in the case of the first Distribution Date occurring after the date such Receivable is transferred to the Trust, all payments received by the Servicer from or for the account of the Obligor on or after the Cutoff Date) except for any Overdue Payments or Supplemental Servicing Fees.

Administration Agreement: That certain Administration Agreement, dated as of the Closing Date among NFC, as Administrator, the Trust and the Indenture Trustee, as amended, modified and supplemented from time to time.

Administrative Purchase Payment: With respect to a Distribution Date and to an Administrative Receivable purchased as of the related Accounting Date (a) that is a Retail Note, a release of all claims for reimbursement of Monthly Advances made on such Administrative Receivable plus a payment equal to the sum of (i) the sum of the Scheduled Payments on such Administrative Receivable due after the Accounting Date, (ii) the amount of any reimbursements made pursuant to the last sentence of Section 2.14 of the Servicing Agreement with respect to such Administrative Receivable, (iii) all past due Scheduled Payments with respect to which a Monthly Advance has not been made minus (iv) the Rebate minus (v) any Liquidation Proceeds with respect to such Administrative Receivable to the extent applied on or prior to the Accounting Date that are not reflected in items (i) through (iii) and (b) that is a Retail Lease, a release of all claims for reimbursement of Monthly Advances made on such Administrative Receivable plus a payment equal to the sum of (i) the sum of the Scheduled Payments on such Administrative Receivable due after the Accounting Date, including the amount of any TRAC Payment or the Obligor’s purchase option, (ii) the amount of any reimbursements made pursuant to the last sentence of Section 2.14 of the Servicing Agreement with respect to such Receivable, and (iii) all past due Scheduled Payments with respect to which a Monthly Advance has not been made minus (iv) any Unearned Income minus (v) any Liquidation Proceeds with respect to such Administrative Receivable to the extent applied on or prior to the Accounting Date that are not reflected in items (i) through (iii).

App. A-1

Administrative Receivable: As defined in Section 2.08 of the Servicing Agreement.

Administrator: NFC or any successor Administrator under the Administration Agreement.

Affiliate: With respect to any specified Person, any other Person controlling, controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Agency Office: The office of the Issuer maintained pursuant to Section 3.2 of the Indenture.

Aggregate Losses: With respect to any calendar month, the sum of (i) the aggregate of the Receivable Balances of all Receivables newly designated during such calendar month as Liquidating Receivables, plus (ii) the aggregate principal portion of Scheduled Payments due but not received with respect to all such Receivables prior to the date any such Receivable was designated a Liquidating Receivable minus (iii) Liquidation Proceeds collected during such calendar month with respect to all Liquidating Receivables.

Aggregate Note Principal Balance: With respect to the close of a Distribution Date, the sum of the Note Principal Balances for all Notes.

Aggregate Receivables Balance: As of any date, the sum of the Receivables Balances of all outstanding Receivables (other than Liquidating Receivables).

Aggregate Starting Receivables Balance: As of any date of determination, the aggregate of the Starting Receivable Balances of the Receivables as of the Cutoff Date, which is $442,875,102.15.

Annual Percentage Rate or APR: In the case of Retail Notes, the annual percentage rate specified in the Contract related to such Retail Note and, in the case of Retail Leases, the implicit interest rate in the Contract related to such Retail Lease calculated as an annual percentage rate on a constant yield to maturity basis.

Applicable Trustee: So long as the Aggregate Note Principal Balance is greater than zero and the Indenture has not been discharged in accordance with its terms, the Indenture Trustee, and thereafter, the Owner Trustee.

Assignment: Any LPA Assignment, PA Assignment or PSA Assignment.

Authenticating Agent: JPMorgan Chase Bank, National Association or any successor appointed by the Owner Trustee pursuant to the Trust Agreement.

Authorized Officer: With respect to the Issuer, any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuer and who is identified on

App. A-2

the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter) and, so long as the Administration Agreement is in effect, any Vice President or more senior officer of the Administrator who is authorized to act for the Administrator in matters relating to the Issuer and to be acted upon by the Administrator pursuant to the Administration Agreement and who is identified on the list of Authorized Officers delivered by the Administrator to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter) and with respect to any other Person, a Vice President or more senior officer of such Person who is authorized to act for such Person with respect to such matters.

Backup Servicer: As defined in Section 6.06 of the Servicing Agreement.

Backup Servicing Agreement: As defined in Section 6.06 of the Servicing Agreement.

Basic Documents: The Trust Agreement, the Certificate of Trust, the Purchase Agreement, each PA Assignment, the Pooling Agreement, each PSA Assignment, the Administration Agreement, the Indenture (including any supplements thereto), the Servicing Agreement, the Lease Purchase Agreement, each LPA Assignment, the Titling Trust Documents, each Schedule of Retail Notes and Schedule of Retail Leases, the Interest Rate Swap, the Swap Counterparty Rights Agreement, the Note Purchase Agreement and the other documents and certificates delivered in connection with each of the foregoing from time to time.

Basic Servicing Fee: As defined in Section 2.09 of the Servicing Agreement.

Basic Servicing Fee Rate: As defined in Section 2.09 of the Servicing Agreement.

Benefit Plan: Any one of (a) an employee benefit plan (as described in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) a plan described in Section 4975(e)(1) of the Code or (c) any entity whose underlying assets include plan assets by reason of a plan’s investment in such entity.

Business Day: Any day other than a Saturday, a Sunday or any other day on which banking institutions in New York, New York or Chicago, Illinois are authorized or required by law to close.

Certificate: Any one of the certificates executed by the Issuer and authenticated by or on behalf of the Owner Trustee in substantially the form set forth in Exhibit A to the Trust Agreement.

Certificate Distribution Account: The account designated as such, established and maintained pursuant to Section 5.1(a) of the Trust Agreement.

Certificate of Title: With respect to a Financed Vehicle, the certificate of title or other evidence of ownership of such Financed Vehicle issued by a registrar of titles in the jurisdiction in which such Financed Vehicle is registered.

App. A-3

Certificate of Trust: The certificate of trust of the Issuer substantially in the form of Exhibit B to the Trust Agreement filed for the Trust pursuant to Section 3810(a) of the Statutory Trust Statute.

Certificate Register: The register of Certificates specified in Section 3.4 of the Trust Agreement.

Certificate Registrar: The registrar at any time of the Certificate Register, appointed pursuant to Section 3.4(a) of the Trust Agreement.

Certificated Security: Shall have, as of any date, the meaning given to such term under the applicable UCC in effect on such date.

Certificateholder: A Person in whose name a Certificate is registered pursuant to the terms of the Trust Agreement.

Claim: As defined in the Titling Trust Agreement.

Closing: As defined in Section 2.03 of the Purchase Agreement.

Closing Date: September 1, 2006.

Code: The Internal Revenue Code of 1986, as amended, and Treasury Regulations promulgated thereunder.

Code Collateral: Any property a security interest in which may be perfected by filing under the applicable UCC.

Collateral: As defined in the granting clause of the Indenture.

Collateral Account: As defined in the Titling Trust Agreement.

Collateral Agency Agreement: As defined in the Titling Trust Agreement.

Collateral Agent: As defined in the Titling Trust Agreement.

Collateral Supplement: A supplement to the Collateral Agency Agreement related to the Series 2006-ARC Portfolio Interest executed in accordance therewith.

Collected Amount: With respect to any Distribution Date, the sum of the following amounts with respect to the related Monthly Period: (i) all Collections received by the Servicer during such Monthly Period (other than less than Full Prepayments with respect to Retail Leases, which amounts will be held in the Collection Account and applied in the Monthly Period related to the prepaid Scheduled Payment), (ii) all Monthly Advances made by the Servicer pursuant to Section 2.14 of the Servicing Agreement, (iii) all Warranty Payments and Administrative Purchase Payments or the Optional Purchase Proceeds and (iv) the net amount received by the Trust under the Interest Rate Swap since the immediately preceding Distribution Date; less an amount equal to the aggregate of the amounts representing reimbursement for Outstanding Monthly Advances and Liquidation Expenses pursuant to Section 8.2(b)(i) of the Indenture.

App. A-4

Collection Account: The account designated as such, established and maintained pursuant to Section 2.02(a)(i) of the Servicing Agreement.

Collections: All amounts received from Obligors or otherwise in respect of Receivables during the related Monthly Period, whether constituting principal or interest, lease payments, payments in respect of Residual Value, prepayments, proceeds of sales of Financed Vehicles, Insurance Proceeds, Liquidation Proceeds or otherwise, except for Supplemental Servicing Fees received on the Receivables and the Related Security.

Commercial Paper: Has the meaning specified in the Note Purchase Agreement.

Commitment: Has the meaning specified in the Note Purchase Agreement.

Composite Schedule of Receivables: As defined in Section 3.04 of the Servicing Agreement.

Conduit Investors: Has the meaning specified in the Note Purchase Agreement.

Contract: With respect to a Retail Note or Retail Lease, the related contract(s) or other agreement(s) with the related Obligor which set forth the terms of such Retail Note or Retail Lease.

Contractual Obligation: As to any Person, any provision of any security issued by such Person or any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

Controlling Class: (a) So long as any Notes are outstanding, the Notes and (b) if the Notes are no longer outstanding, the Certificates.

Corporate Trust Office: With respect to the Indenture Trustee, the Owner Trustee, the General Interest Trustee or the Portfolio Interest Trustee, the principal office at which at any particular time the corporate trust business of that Person shall be administered, which office at the Closing Date is located at LaSalle Bank National Association, 135 S. LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attn: Global Securities and Trust Services-Navistar 2006-ARC with respect to the Indenture Trustee, at Chase Bank USA, National Association, c/o JPMorgan Chase, 500 Stanton Christiana Road, OPS4/3rd Floor, Newark, Delaware 19713, Attn: Institutional Trust Services with respect to the Owner Trustee, at 227 West Monroe Street, Suite 2600, Chicago, IL 60606, Attention: Global Corporate Trust Services Division with respect to the Portfolio Trustee, and at 222 West Monroe Street, Suite 2600, Chicago, IL 60606, Attention: Global Corporate Trust Services Division with respect to the General Interest Trustee.

Custodian: NFC, as Servicer, or another custodian named from time to time in the Servicing Agreement.

Cutoff Date: July 1, 2006.

App. A-5

Dealer: (i) a Person with whom International has a valid dealer sales/maintenance agreement to sell International Vehicles, (ii) a Person with whom NFC has an agreement to extend new or used truck, truck chassis, bus or trailer floor plan financing terms, (iii) a truck, bus, or trailer equipment manufacturer with whom International has a valid agreement to sell International Vehicles.

Dealer Liability: With respect to any Receivable, all rights, claims and actions of Navistar Financial against the Dealer which sold the Financed Vehicle(s) which gave rise to such Receivable and any successor Dealer for recourse or reimbursement of any losses, costs or expenses arising as a result of a default by the Obligor on such Receivable.

Default: Any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

Delaware Trustee: As defined in the Series 2006-ARC Portfolio Supplement.

Delinquency Percentage: With respect to a calendar month, an amount equal to the aggregate Remaining Gross Balance of all outstanding Receivables (other than Liquidating Receivables) which are 61 days or more past due as of the last day of such calendar month, as determined in accordance with the Servicer’s normal practices, expressed as a percentage of the aggregate Remaining Gross Balance of all outstanding Receivables (other than Liquidating Receivables) on the last day of such calendar month.

Designated Account Property: The Designated Accounts, all amounts and investments held from time to time in any Designated Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise) including the Reserve Account Initial Deposit and all proceeds of the foregoing.

Designated Accounts: Collectively, the Collection Account, the Reserve Account and the Note Distribution Account.

Designated Collateral: As defined in the Titling Trust Agreement.

Designated Receivables: As defined in Section 2.01 of the Purchase Agreement.

Designated Retail Leases: As defined in Section 2.03 of the Lease Purchase Agreement.

Determination Date: The day that is two Business Days prior to the Distribution Date.

Distribution Date: With respect to a Monthly Period, the 18th day of the next succeeding calendar month or, if such 18th day is not a Business Day, the next succeeding Business Day, commencing September 18, 2006.

Dollars or $: Lawful currency of the United States of America.

Early Termination Date: The termination of the Interest Rate Swap as a result of the occurrence of an event of default or a termination event under such Interest Rate Swap.

App. A-6

Electing Holder: As defined in the Titling Trust Agreement.

Eligible Deposit Account: Either (i) a segregated trust account with the trust department of a depository institution organized under the laws of the United States of America or any State thereof or the District of Columbia (or any domestic branch of a foreign bank), having a long-term deposit rating of at least Baa3 by Moody’s, having trust powers and acting as trustee for funds deposited in such account, or (ii) a segregated deposit account with a depository institution organized under the laws of the United States of America or any State thereof (or any domestic branch of a foreign bank) the long-term deposit obligations of which are rated A3 or higher by Moody’s and the short-term debt obligations of which are rated “A-1” by S&P and “P-1” by Moody’s.

Eligible Institution: A depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (A) which has either (1) a long-term unsecured debt rating of at least “AA-” from S&P and “A2” from Moody’s or (2) a short-term unsecured debt or certificate of deposit rating of at least “A-1+” from S&P and “P-1” from Moody’s, (B) whose deposits are insured by the FDIC and (C) having a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

Eligible Investments: means any of the following:

(i) Negotiable instruments or securities represented by instruments in bearer or registered or in book-entry form which evidence (a) obligations fully guaranteed by the United States of America; (b) time deposits in, or bankers acceptances issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided, however, that at the time of investment or contractual commitment to invest therein, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations (other than such obligation whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company shall have a credit rating from Moody’s and S&P of at least “P-l” and “A-1”, respectively, in the case of the certificates of deposit or short-term deposits, or a rating not lower than one of the two highest investment categories granted by Moody’s and by S&P; (c) certificates of deposit having, at the time of investment or contractual commitment to invest therein, a rating from Moody’s and S&P of at least “P-1” and “A-1”, respectively; or (d) investments in money market funds rated in the highest investment category or otherwise approved in writing by the applicable rating agencies;

(ii) Demand deposits in any depositary institution or trust company referred to in (i)(b) above;

(iii) Commercial paper (having original or remaining maturities of no more than 30 days) having, at the time of investment or contractual commitment to invest therein, a credit rating from Moody’s and S&P of at least “P- 1” and “A-1”, respectively;

App. A-7

(iv) Eurodollar time deposits having a credit rating from Moody’s and S&P of at least “P-1” and “A-1”, respectively;

(v) Repurchase agreements involving any of the Eligible Investments described in clauses (i)(a), (i)(c) and (iv) of this definition so long as the other party to the repurchase agreement has at the time of investment therein, a rating from Moody’s and S&P of at least “P-1” and “A-1”, respectively;

(vi) Commercial paper master notes having, at the time of the investment or contractual commitment to invest therein, a credit rating from Moody’s and S&P of at least “P-1” and “A-1”, respectively; and

(vii) Any other investment permitted by the Funding Agent.

Eligible Investments may be purchased by or through the Indenture Trustee and its Affiliates. The Indenture Trustee and/or its Affiliates may act as sponsor, administrator or issuer, or act in a similar capacity with respect to the Eligible Investments and receive compensation for such services.

Eligible Restructured Receivable: Any Receivable which (i) was amended or restructured for credit reasons at least 12 months prior to the Cutoff Date, (ii) is not owed by an Obligor that is the subject of a bankruptcy or insolvency proceeding and (iii) since its amendment or restructuring, has not been greater than 60 days past due (measured from the date of any Scheduled Payment).

Enhancement Event: Shall include any of the following events, beginning on the date when such event occurs and ending on, with respect to clauses (a) and (b) below, the date such event has not occurred for three consecutive calendar months, and, with respect to clause (c) below, the date such event is no longer continuing:

(a) the average of the Delinquency Percentages for the preceding three calendar months exceeds 2.00%;

(b) the Loss Percentages for the preceding calendar month exceeds 1.50%; or

(c) either (i) Moody’s or S&P has not assigned a long-term debt rating to NFC, or if NFC is not then rated, NIC, or (ii) the long-term debt rating assigned to NFC, or if NFC is not then rated, NIC, by Moody’s and S&P is below Ba3 and BB-, respectively.

Equal Payment Fully Amortizing Receivable: A Retail Note that provides for equal monthly payments that fully amortize the amount financed over the original term to maturity.

ERISA: The Employee Retirement Income Security Act of 1974, as amended.

Event of Default: An event described in Section 5.1 of the Indenture.

Exchange Act: The Securities Exchange Act of 1934, as amended.

App. A-8

Executive Officer: With respect to any corporation, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, Executive Vice President, any Vice President, the Secretary, the Treasurer, Assistant Secretary or Assistant Treasurer of such corporation; and with respect to any partnership, any general partner thereof.

Expenses: The expenses described in Section 6.9 of the Trust Agreement.

FDIC: The Federal Deposit Insurance Corporation or any successor entity thereto.

Fee Letter: Has the meaning specified in the Note Purchase Agreement.

Final Scheduled Distribution Date: The Distribution Date in the month of January 2014.

Finance Lease: A Retail Lease that is not a TRAC Lease and which is required by GAAP to be capitalized on the balance sheet of the related Obligor and which gives the Obligor the right to purchase the Financed Vehicle at lease expiration for $1,000 or less.

Financed Vehicle: A new or used medium or heavy duty truck, truck chassis bus or trailer, together with any accessions thereto which were financed with the proceeds of the related Receivable, in the case of a Retail Note, securing an Obligor’s indebtedness under a Receivable and, in the case of a Retail Lease, the new or used medium or heavy duty truck, truck chassis, bus or trailer subject to the lease. A Receivable may be secured by one or more Financed Vehicles.

Financial Asset: The meaning given such term in Revised Article 8. As used herein, the Financial Asset “related to” a Security Entitlement is the Financial Asset in which the entitlement holder (as defined in Revised Article 8) holding such Security Entitlement has the rights and property interest specified in Revised Article 8.

Financial Parties: The Noteholders, the Certificateholders and, so long as the Interest Rate Swap is in effect, the Swap Counterparty.

Full Prepayment: With respect to a Distribution Date, that portion of an Actual Payment (other than the Scheduled Payment), which with respect to (i) any Retail Note, is sufficient to prepay such Receivable in full (after application of the Scheduled Payment), (ii) a Retail Note secured by multiple Financed Vehicles, equals the unpaid principal amount of the Retail Note relating to any Financed Vehicle, as determined by the Servicer in accordance with its customary servicing procedures or, (iii) a Retail Lease, is sufficient to pay in full the Outstanding Capitalized Cost on the Financed Vehicle related thereto.

Funded Amount: Has the meaning specified in the Note Purchase Agreement.

Funding Agent: means ABN AMRO Bank, N.V. or any successor Funding Agent under the Note Purchase Agreement.

Further Transfer and Servicing Agreements: The Pooling Agreement, including each PSA Assignment, the Servicing Agreement, the Trust Agreement and the Indenture.

App. A-9

GAAP: Generally accepted accounting principles in the United States of America in effect from time to time.

General Collection Account: As defined in the Titling Trust Agreement.

General Interest: As defined in the Titling Trust Agreement.

General Interest Trustee: As defined in the Titling Trust Agreement.

General Titling Trust Assets: Shall have the meaning given to the term “General Trust Assets” in the Titling Trust Agreement.

GI Holder: A holder of a certificate representing a divided beneficial interest in the General Interest.

Governmental Authority: Any nation or government, any state, province or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

Grant: To mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for lease payments and principal and interest payments in respect of, the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

Grantor: As defined in the Titling Trust Agreement.

Gross Balance: As of any date of determination, (i) with respect to a Retail Note, the unpaid principal balance of such Retail Note as of such date plus, with respect to a Retail Note classified as a “finance charge-included contract”, the finance charges included in the payments due with respect to such Retail Note on or after such date, and (ii) with respect to a Retail Lease, the aggregate remaining periodic rental payments plus the TRAC Payment or purchase option price set forth in such Retail Lease (which, for such purposes, shall be assumed to be made on the last day of the lease term).

Guaranty: With respect to any Receivable, a personal or commercial guaranty of an Obligor’s performance with respect to such Receivable.

Harco Leasing: Harco Leasing Company, Inc., a Delaware corporation and its successors and assigns.

Holder: The Person in whose name a Note is registered on the Note Register.

App. A-10

Indemnified Parties: The Persons specified in Section 6.9 of the Trust Agreement.

Indenture: The Indenture, between the Issuer and the Indenture Trustee, dated as of the Closing Date, as the same may from time to time be amended, modified or otherwise supplemented.

Indenture Trustee: LaSalle Bank National Association, a national banking association, not in its individual capacity but solely as trustee under the Indenture, or any successor indenture trustee under the Indenture.

Independent: When used with respect to any specified Person, that the Person (i) is in fact independent of the Issuer, any other obligor upon the Notes, the Seller and any Affiliate of any of the foregoing Persons, (ii) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Seller or any Affiliate of any of the foregoing Persons and (iii) is not connected with the Issuer, any such other obligor, the Seller or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

Independent Certificate: A certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1 of the Indenture, made by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of “Independent” and that the signer is Independent within the meaning thereof.

Initial Beneficiary: As defined in the Titling Trust Agreement.

Initial Capitalized Cost: With respect to a Retail Lease, the aggregate amount of financing provided for the related Financed Vehicle or Vehicles, including insurance premiums, service and warranty contracts, federal excise taxes, sales taxes, and other items customarily financed as part of Retail Leases and related costs.

Insolvency Event: With respect to a specified Person, (i) the entry of a decree or order by a court, agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator for such Person, in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of such Person’s affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; (ii) the consent by such Person to the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Person or of or relating to substantially all of such Person’s property, or (iii) such Person shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations.

Insolvency Laws: The Bankruptcy Code and any other applicable federal or state bankruptcy, insolvency or other similar law.

App. A-11

Insurance Policy: With respect to any Receivable, an insurance policy covering physical damage, credit life, credit disability, theft, mechanical breakdown or similar event to each Financed Vehicle securing such Receivable.

Insurance Proceeds: Proceeds of any Insurance Policy with respect to such Receivable.

Interest Rate Swap: The interest rate swap agreement, including all schedules and confirmations related thereto, between the Issuer and the Swap Counterparty, in effect on the Closing Date, as the same may be amended, supplemented, renewed, extended or replaced from time to time.

Interested Parties: The Issuer and each other party identified or described in the Purchase Agreement or the Further Transfer and Servicing Agreements as having an interest as owner, trustee, secured party or Financial Party with respect to the Purchased Property.

International: International Truck and Engine Corporation, a Delaware corporation, and its successors and assigns.

International Purchase Obligations: Certain obligations of International, subject to limitations, to purchase Financed Vehicles securing Liquidating Receivables pursuant to Article VI and other provisions of the Master Intercompany Agreement by and between Navistar Financial and International dated as of April 26, 1993, as such Master Intercompany Agreement may be amended, supplemented, restated or otherwise modified.

International Vehicle: Any truck, truck chassis, bus or trailer produced by or for International or its Subsidiaries or sold by International or its Subsidiaries to Dealers, including any body parts or accessions attached thereto.

Investment Company Act: The Investment Company Act of 1940, as amended.

Investment Earnings: Investment earnings on funds deposited in the Designated Accounts, net of losses and investment expenses, during the applicable Monthly Period.

Issuer: The party named as such in the Pooling Agreement and the Indenture until a successor replaces it and, thereafter, means the successor and, for all purposes of any provision contained therein and required by the TIA, each other obligor on the Notes.

Issuer Documents: As defined in the Recitals of the Administration Agreement.

Issuer Order and Issuer Request: A written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

Lease Purchase Agreement: The Lease Purchase Agreement, dated as of the Closing Date, by and between Harco Leasing and Navistar Financial.

Lease Purchase Closing: As defined in Section 2.03 of the Lease Purchase Agreement.

Lease Purchase Date: As defined in Section 2.01 of the Lease Purchase Agreement.

App. A-12

Lease Purchase Price: As defined in Section 2.03 of the Lease Purchase Agreement.

Lien: Any security interest, lien, charge, pledge, equity or encumbrance of any kind other than liens for taxes not yet due and payable, mechanics’ liens, any liens that attach by operation of law, and any liens being contested by appropriate measures.

Liquidating Receivable: A Receivable (i) as to which the Servicer (a) has reasonably determined, in accordance with its customary servicing procedures, that eventual payment of amounts owing on such Receivable is unlikely, or (b) has repossessed the Financed Vehicle or all Financed Vehicles securing the Receivable or (ii) as to which any related Scheduled Payment is at least 210 days overdue.

Liquidation Expenses: With respect to a Liquidating Receivable, an amount not to exceed $750 (or such greater amount as the Servicer determines necessary in accordance with its customary procedures to refurbish and dispose of a repossessed Financed Vehicle) as an allowance for amounts charged to the account of the Obligor, in keeping with the Servicer’s customary procedures, for repossession, refurbishment and disposition of the Financed Vehicle including out-of-pocket costs related to the liquidation.

Liquidation Proceeds: With respect to a Liquidating Receivable, all amounts realized with respect to such Receivable, including the benefits of any lease assignments, Insurance Proceeds, proceeds from any Dealer Liability, proceeds from any International Purchase Obligations and proceeds from any Guaranties, net of amounts that are required to be refunded to the Obligor on such Receivable.

London Business Day: Any day on which dealings in deposits in United States Dollars are transacted in the London bank market.

Loss Percentage: With respect to any calendar month, the product (expressed as a percentage) of (a) twelve and (b) a fraction, the numerator of which is equal to the sum of the Aggregate Losses plus Liquidation Proceeds for each of the calendar months which are the fifth, fourth and third calendar months preceding such calendar month, minus the sum of the Liquidation Proceeds for the Monthly Periods which are the first, second and third calendar months preceding such calendar month, and the denominator of which is the sum of the Remaining Gross Balances of all outstanding Receivables as of the last day of each of the sixth, fifth and fourth calendar months preceding such calendar month.

LPA Assignment: As defined in Section 2.01 of the Lease Purchase Agreement.

Material Adverse Effect: With respect to a Person, a material adverse effect on (a) the ability of such Person to perform its obligations under any of the Basic Documents or (b) the validity or enforceability of any of the Basic Documents or the rights or remedies of any other Person thereunder.

Materiality Opinion: A written opinion of Kirkland & Ellis LLP or another nationally recognized law firm experienced in securitization matters reasonably acceptable to the Swap Counterparty, addressed to the Swap Counterparty and in form and substance reasonably satisfactory to the Swap Counterparty.

App. A-13

Maximum Net Investment: Has the meaning specified in the Note Purchase Agreement.

Minimum Servicing Standards: The standards set forth in Appendix A of the Servicing Agreement.

Monthly Advance: As defined in Section 2.14 of the Servicing Agreement.

Monthly Period: With respect to a Determination Date and a Record Date, the calendar month preceding the month in which such date occurs. With respect to an Accounting Date, the calendar month in which such Accounting Date occurs. With respect to a Distribution Date, the calendar month preceding the month in which such Distribution Date occurs except that the Monthly Period relating to the first Distribution Date shall be the period from the Cutoff Date to the last day of the calendar month immediately preceding the first Distribution Date.

Monthly Remittance Conditions: As defined in Section 2.12 of the Servicing Agreement.

Moody’s: Moody’s Investors Service, Inc. or its successor.

Navistar Financial or NFC: Navistar Financial Corporation, a Delaware corporation, and its successors and assigns.

New York UCC: The UCC as in effect in the State of New York.

NFRRC: Navistar Financial Retail Receivables Corporation, a Delaware corporation, and its successors and assigns.

NIC: Navistar International Corporation, a Delaware corporation, and its successors and assigns.

Non-Fleet Obligor: An Obligor who operates fewer than five vehicles.

Note Distribution Account: The account designated as such, established and maintained pursuant to Section 2.02(a)(ii) of the Servicing Agreement.

Note Pool Factor: With respect to the Notes and any Distribution Date, a seven-digit decimal figure computed by the Servicer which is equal to the Note Principal Balance for the Notes as of the close of such Distribution Date divided by the initial Note Principal Balance for the Notes.

Note Principal Balance: With respect to the Notes and any Distribution Date, the Funded Amount of the Notes.

Note Purchase Agreement: The Note Purchase Agreement, dated September 1, 2006, among Amsterdam Funding Corporation, as conduit investor, ABN AMRO Bank N.V., as funding agent for the investors, the other alternative investors from time to time parties thereto, the Servicer and the Seller with respect to the sale of the Notes.

App. A-14

Note Register: With respect to the Notes, the register of the Notes maintained pursuant to Section 2.4(a) of the Indenture.

Note Registrar: The registrar at any time of the Note Register, appointed pursuant to Section 2.4 of the Indenture.

Noteholders’ Interest Distributable Amount: Has the meaning specified in the Note Purchase Agreement.

Noteholders: Holders of record of the Notes pursuant to the Indenture.

Notes: The Floating Rate Asset Backed Notes in the maximum aggregate principal amount of $418,516,971.53 issued pursuant to the Indenture.

Notice of Default: As defined in Section 5.1(d) of the Indenture.

Obligor: (i) with respect to any Retail Note, the purchaser or any co-purchaser of the related Financed Vehicle or Financed Vehicles or any other Person, other than the maker of a Guaranty, who owes payments under such Receivable and (ii) with respect to any Retail Lease, the lessee or any co-lessee of the related Financed Vehicle or Financed Vehicles or any other Person, other than the maker of a Guaranty, who owes payments under such Receivable.

Officer’s Certificate: A certificate signed by any Authorized Officer of the Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1 of the Indenture, and delivered to the Indenture Trustee. Unless otherwise specified, any reference in the Indenture to an officer’s certificate shall be to an Officer’s Certificate of any Authorized Officer of the Issuer. Where an Officer’s Certificate is required to be delivered by any other Person, a certificate signed by any Authorized Officer of such Person.

Opinion of Counsel: A written opinion of counsel, who may, except as otherwise expressly provided, be an employee of the Seller or the Servicer. In addition, for purposes of the Indenture: (i) such counsel shall be satisfactory to the Indenture Trustee; (ii) the opinion shall be addressed to the Indenture Trustee as Indenture Trustee and (iii) the opinion shall comply with any applicable requirements of Section 11.1 of the Indenture and shall be in form and substance satisfactory to the Indenture Trustee.

Optional Purchase Proceeds: The amount specified in the second or third sentence, as applicable, of Section 4.01 of the Pooling Agreement.

Other Obligations: Has the meaning specified in the Note Purchase Agreement.

Other Titling Trust Parties: The Titling Trust, the Titling Trustees, the Collateral Agent, and Harco Leasing.

Outstanding: With respect to the Notes, as of the date of determination, all Notes theretofore authenticated and delivered under the Indenture except:

(i) Notes theretofore canceled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation;

App. A-15

(ii) Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Holders of such Notes; provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture or provision therefor, satisfactory to the Indenture Trustee, has been made; and

(iii) Notes in exchange for or in lieu of other Notes which have been authenticated and delivered pursuant to this Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a protected purchaser;

provided, however, that in determining whether the Holders of the requisite Outstanding Amount of the Controlling Class have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Basic Document, Notes owned by the Issuer, any other obligor upon the Notes, the Seller or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that the Indenture Trustee knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgor’s right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes, the Seller or any Affiliate of any of the foregoing Persons.

Outstanding Amount: As of any date, the aggregate Funded Amount of all Notes Outstanding at such date.

Outstanding Capitalized Cost: With respect to a Retail Lease, the amount to which the Initial Capitalized Cost of the related Financed Vehicle has been amortized at the APR by the periodic lease payments on such Financed Vehicle and any purchase payments or, in the case of a TRAC Lease, the TRAC Payment made upon expiration of such TRAC Lease.

Outstanding Monthly Advances: As of an Accounting Date with respect to a Receivable, the sum of all Monthly Advances made as of or prior to such Accounting Date minus all payments or collections as of or prior to such Accounting Date which are specified in Section 2.14 of the Servicing Agreement as reducing Outstanding Monthly Advances with respect to such Receivable.

Overdue Payment: With respect to a Distribution Date and to a Receivable, all payments received during the related Monthly Period in excess of any Supplemental Servicing Fees, to the extent of the Outstanding Monthly Advances relating to such Receivable.

Owner: For purposes of the Purchase Agreement, the Pooling Agreement and the Servicing Agreement, the “Owner” of a Receivable means (i) NFRRC until the execution and delivery of the Further Transfer and Servicing Agreements and (ii) thereafter, the Issuer; provided, that NFC or NFRRC, as applicable, shall be the “Owner” of any Receivable from and after the time that such Person shall acquire such Receivable, whether pursuant to Section 5.04 of the Purchase Agreement, Section 2.08 of the Servicing Agreement, any other provision of the Further Transfer and Servicing Agreements or otherwise.

App. A-16

Owner Trust Estate: All right, title and interest of the Issuer in and to the property and rights assigned to the Issuer pursuant to Article II of the Pooling Agreement, all funds on deposit from time to time in the Collection Account, the Reserve Account and the Certificate Distribution Account, the Interest Rate Swap and all other property of the Issuer from time to time, including any rights of the Issuer pursuant to the Pooling Agreement, the Servicing Agreement and the Administration Agreement.

Owner Trustee: Chase Bank USA, National Association, not in its individual capacity but solely as Owner Trustee under the Trust Agreement, or any successor trustee under the Trust Agreement.

PA Assignment: As defined in Section 2.01 of the Purchase Agreement.

Partial Prepayment: With respect to a Distribution Date and to any Receivable, the portion of an Actual Payment in excess of the Scheduled Payment which equals one or more future Scheduled Payments but does not constitute a Full Prepayment and results in a Rebate in accordance with the Servicer’s customary procedures.

Paying Agent: (i) With respect to the Indenture, the Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee specified in Section 6.11 of the Indenture and is authorized by the Issuer to make the payments to and distributions from the Collection Account and the Note Distribution Account, including payment of principal of or interest on the Notes on behalf of the Issuer and (ii) with respect to the Trust Agreement, any paying agent or co-paying agent appointed pursuant to Section 3.9 of the Trust Agreement that meets the eligibility standards for the Owner Trustee specified in Section 6.13 of the Trust Agreement, and initially JPMorgan Chase Bank, National Association.

Permitted Financing: As defined in the Titling Trust Agreement.

Permitted Liens:

(A) with respect to any Collateral, the interests of the parties under the Basic Documents; and

(B) with respect to any Financed Vehicle subject to a Retail Lease or any Financed Vehicle which has been repossessed by the Servicer:

(1) any liens on the Financed Vehicle for taxes, assessments, levies, fees and other government and similar charges not yet due and payable or the amount or validity of which is being contested;

(2) any liens of mechanics, suppliers, vendors, materialmen, laborers, employees, repairmen and other like liens arising in the ordinary course of Harco Leasing’s or the Titling Trust’s (or if a Retail Lease is then in effect, any Obligor’s) business on the Financed Vehicle related thereto securing obligations which are not due and payable or the amount or validity of which is being contested;

App. A-17

(3) liens on the Financed Vehicle related thereto arising out of any judgment or award or by operation of law, in any such case as a result of an act or omission by the related Obligor;

(4) liens which may exist in accessions to the Financed Vehicles not financed by the Receivables; and

(5) any lien of the Collateral Agent noted on the certificate of title of a Financed Vehicle.

Person: Any legal person, including any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, governmental entity or other entity of similar nature.

Physical Property: Bankers’ acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute “instruments” within the meaning of Section 9-102(a)(47) of the UCC and are susceptible of physical delivery.

Plan: With respect to a Person, at a particular time, any employee benefit plan which is covered by ERISA and in respect of which such Person or a Commonly Controlled Entity with respect to such Person is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

Pooling Agreement: The Pooling Agreement, dated as of the Closing Date, between NFRRC and the Issuer, as amended, modified and supplemented from time to time.

Portfolio Assets: As defined in the Titling Trust Agreement.

Portfolio Interest: As defined in the Titling Trust Agreement.

Portfolio Interest Certificate: As defined in the Titling Trust Agreement.

Portfolio Interest Trustee: As defined in Preamble of the Servicing Agreement.

Portfolio Servicing Agreement Supplement: As defined in Section 1.02 of the Servicing Agreement.

Portfolio Supplement: As defined in the Titling Trust Agreement.

Portfolio Trustee: As defined in the Titling Trust Agreement.

Predecessor Note: With respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.5 of the Indenture in lieu of a mutilated, lost, destroyed or stolen Note.

App. A-18

Prepayment: With respect to a Distribution Date and to a Receivable, the portion of an Actual Payment in excess of the Scheduled Payment.

Principal Distribution Amount: On any Distribution Date, an amount equal to the excess, if any, of (a) the Outstanding Amount of the Notes as of such Distribution Date (before giving effect to any payments of principal made on the Notes on such Distribution Date), over (b) the excess, if any, of (1) the Aggregate Receivables Balance as of the close of business on the last day of the preceding Monthly Period over (2) the Target Overcollateralization Amount for such Distribution Date; provided, however, that the Principal Distribution Amount for any Distribution Date shall not exceed the Outstanding Amount of the Notes on such Distribution Date; and provided further, that notwithstanding the foregoing, on the Final Scheduled Distribution Date for the Notes (and on any Distribution Date thereafter), on and after the date the Notes have been declared due and payable following an Event of Default until such acceleration has been rescinded, and on any Distribution Date on and after the occurrence of a Trigger Event until such Trigger Event has been waived or cured, the Principal Distribution Amount shall not be less than the amount that is necessary to reduce the Outstanding Amount of the Notes to zero.

Principal Payment Amount: With respect to any Distribution Date, an amount equal to the lesser of (a) the amount available to pay the principal on the Notes on such Distribution Date and (b) the Principal Distribution Amount for such Distribution Date.

Proceeding: Any suit in equity, action at law or other judicial or administrative proceeding.

Program: As defined in Section 3.02 of the Servicing Agreement.

PSA Assignment: As defined in Section 2.01 of the Pooling Agreement.

Purchase Agreement: The Purchase Agreement, dated as of the Closing Date, between NFC and NFRRC, as amended and supplemented from time to time.

Purchase Date: As defined in Section 2.01 of the Purchase Agreement.

Purchase Price: As defined in Section 2.02 of the Purchase Agreement.

Purchased Property: As of any date, means all of the Designated Receivables and the Related Security transferred by NFC to NFRRC pursuant to Section 2.01 of the Purchase Agreement as of such date.

Rebate: With respect to a given date and to a Receivable, the rebate under such Receivable that is or would be payable to the Obligor for unearned finance charges or any other charges that are or would be subject to a rebate to the Obligor upon the payment of a Partial Prepayment or a Full Prepayment.

Receivable: (a) As used in the Basic Documents (other than the Purchase Agreement) in the context of a transfer of a Receivable or the ownership of a Receivable, a Retail Note or the beneficial interest in a Retail Lease the record owner of which is the Titling Trust that is

App. A-19

transferred to the Issuer pursuant to the Pooling Agreement and (b) as used in the Basic Documents in all other contexts, a Retail Lease or a Retail Note that is transferred to the Issuer pursuant to the Pooling Agreement.

Receivable Balance: As of an Accounting Date, (a) with respect to any Retail Note, the Starting Receivable Balance thereof minus the sum of the following amounts, in each case computed in accordance with the actuarial method: (i) that portion of all Scheduled Payments allocated to principal due on or after the Cutoff Date and on or prior to the Accounting Date, (ii) that portion of all Warranty Payments or Administrative Purchase Payments allocated to principal, (iii) that portion of all Prepayments allocated to principal, and (iv) that portion of the following received and allocated to principal by the Servicer: benefits of any lease assignments, proceeds from any Insurance Policies, Liquidation Proceeds, proceeds from any Dealer Liability, proceeds from any International Purchase Obligations and proceeds from any Guaranties and (b) with respect to a Retail Lease, the remaining Scheduled Payments or purchase option price set forth in the Retail Lease minus, without duplication, the sum of (i) Unearned Income, (ii) all payments received by the Servicer from or for the account of the Obligor which are not late fees, prepayment charges or certain other similar fees or charges, (iii) any Warranty Payment or Administrative Purchase Payment with respect to such Retail Lease, (iv) any Prepayments applied to such Retail Lease, and (v) proceeds received by the Servicer from any Insurance Policies with respect to such Retail Lease.

Receivables File: As defined in Section 4.01 of the Servicing Agreement.

Record Date: (i) With respect to the Notes and with respect to any Distribution Date, the last day of the preceding Monthly Period; and (ii) with respect to the Certificates and with respect to any Distribution Date, the last day of the preceding Monthly Period.

Redemption Date: The Distribution Date specified as such by the Servicer or the Issuer as described in Sections 10.1 and 10.2 of the Indenture.

Redemption Price: An amount equal to the aggregate of the Outstanding Amount of such Notes, together with all accrued and unpaid interest thereon as of the Redemption Date.

Registered Holder: The Person in whose name a Note is registered on the Note Register on the applicable Record Date.

Related Retail Note Assets: With respect to a Retail Note, the right, title and interest of the Seller in and to the following assets:

(a)	all amounts due on and under such Retail Note on and after the Cutoff Date and the fully executed original of such Retail Note;

(b)	the security interests in the Financed Vehicles granted by Obligors pursuant to such Retail Note and, to the extent permitted by law, in any accessions thereto which are financed by such Retail Note, and, where permitted by law, the original Certificate of Title and otherwise such documents, if any, that NFC keeps on file in accordance with its customary procedures indicating that the related Financed Vehicle is owned by the Obligor and subject to a security interest;

App. A-20

(c)	any proceeds from any Insurance Policies with respect to such Retail Note and any documents evidencing or related to such Insurance Policies;

(d)	any proceeds from Dealer Liability with respect to such Retail Note, proceeds from any International Purchase Obligations with respect to such Retail Note (subject to the limitation set forth in Section 5.08 of the Purchase Agreement and Section 2.04 of the Pooling Agreement, as applicable) and proceeds from any Guaranties of such Retail Note;

(e)	the benefit of any lease assignments with respect to the Financed Vehicles; and

(f)	any proceeds of the property described in clauses (a) through (d) above.

Related Security: With respect to a Retail Note or Retail Lease, the Related Retail Note Assets or the Related Titling Trust Assets, as applicable.

Related Titling Trust Assets: With respect to a Retail Lease, the following assets:

(a)	each Financed Vehicle subject to such Retail Lease;

(b)	the Certificate of Title of each such Financed Vehicle;

(c)	the rights (but not the obligations) with respect to any such Retail Lease or Financed Vehicle, including the right to proceeds arising from all International Purchase Obligations, if any, or any other repurchase obligation with respect to such Retail Lease or Financed Vehicle;

(d)	all of the Transferor’s or Navistar Financial’s Dealer Agreement Rights (as such term is defined in the Titling Trust Agreement);

(e)	any proceeds of any Insurance Policy with respect to such Retail Lease or Financed Vehicle and any documents evidencing or related to such Insurance Policies;

(f)	any rights of the lessor with respect to any security deposit relating to such Retail Lease in accordance with the terms of such Retail Lease;

(g)	the rights with respect to such Retail Lease or Financed Vehicle under the Titling Trust Servicing Agreement;

App. A-21

(h)	all amounts due on and under such Retail Lease on and after the Cutoff Date and the fully executed original of such Retail Lease;

(i)	all proceeds of the foregoing, including all Collections and all Liquidation Proceeds and all Disposition Proceeds (as such term is defined in the Titling Trust Agreement) with respect to such Financed Vehicles; and

(j)	all other Titling Trust Assets relating to such Retail Lease.

Remaining Gross Balance: With respect to any Receivable (other than a Liquidating Receivable) and as of an Accounting Date, the Starting Gross Receivable Balance thereof minus the sum of (i) the portion of all Actual Payments with respect to such Receivable, (ii) any Warranty Payment or Administrative Purchase Payment with respect to any such Receivable, (iii) any Prepayments applied to reduce the Starting Gross Receivable Balance of any such Receivable and (iv) proceeds from any Insurance Policies with respect to such Receivable, plus for any Receivable not classified by the Servicer as a “finance charge—included contract,” the portion of the payments specified in the preceding clauses (i), (ii), (iii) or (iv) above allocable in accordance with the actuarial method to finance charges; provided, however, that the Remaining Gross Balance of any Receivable that has been designated a Liquidating Receivable during the related Monthly Period shall equal zero.

Repurchase Event: A Repurchase Event described in Section 5.04 of the Purchase Agreement.

Required Deposit Rating: A rating on short-term unsecured debt obligations of P-1 by Moody’s and A-1+ by S&P. Any requirement that short-term unsecured debt obligations have the “Required Deposit Rating” means that such short-term unsecured debt obligations have the foregoing required ratings from each of such rating agencies.

Required Global Secured Parties: As defined in the Titling Trust Agreement.

Requisite GI Holder: As defined in the Titling Trust Agreement.

Requirement of Law: As to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

Reserve Account: An account designated as such, established and maintained pursuant to Section 2.02(a)(iv) of the Servicing Agreement.

Reserve Account Initial Deposit: Cash or Eligible Investments having a value of $8,857,502.04, which is equal to 2.00% of the Aggregate Starting Receivables Balance, shall be deposited into the Reserve Account on the Closing Date pursuant to Section 2.01 of the Pooling Agreement.

App. A-22

Reserve Account Deposit Amount: With respect to any Distribution Date, an amount equal to the lesser of (i) the excess, if any, of the Specified Reserve Account Balance for such Distribution Date over the amount that would otherwise be on deposit in the Reserve Account after giving effect to all withdrawals to be made therefrom on or prior to such Distribution Date and (ii) the portion of the Available Amount for such Distribution Date available for deposit into the Reserve Account pursuant to Section 8.2(c)(v) of the Indenture.

Reserve Account Property: As defined in the Granting Clause of the Indenture.

Residual Value: With respect to a TRAC Lease, an amount specified at lease inception in the TRAC Lease, and with respect to a Finance Lease, the amount of the Obligor’s purchase option under that Finance Lease.

Responsible Officer: With respect to the Indenture Trustee or the Owner Trustee, any officer within the Corporate Trust Office of such trustee, including any Vice President, Assistant Vice President, Assistant Secretary, Assistant Treasurer, Trust Officer or any other officer of such Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of the Indenture or the Trust, as applicable, and, with respect to the Servicer, the President, any Vice President, Assistant Vice President, Secretary, Assistant Secretary or any other officer or assistant officer of such Person customarily performing functions similar to those performed by any of the above designated officers, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

Retail Lease: A lease by an Obligor of one or more Financed Vehicles, originated or acquired by Navistar Financial or one or more of its Affiliates.

Retail Note: A retail loan evidenced by a note and secured by one or more Financed Vehicles, originated or acquired by Navistar Financial or one or more of its Affiliates.

Revised Article 8: Revised Article 8 (1994 Version) (and corresponding amendments to Article 9) as promulgated in 1994 by the National Conference of Commissioners on Uniform State Laws, in the form in which it has been adopted in the State of New York.

Schedule of Retail Leases: Each schedule attached to a PA Assignment or a PSA Assignment specifying the Retail Leases then being transferred to the Issuer.

Schedule of Retail Notes: Each schedule attached to a PA Assignment or a PSA Assignment specifying the Retail Notes then being transferred to the Issuer.

Scheduled Payment: With respect to any Receivable, a payment which (i) is in the amount required under the terms of such Receivable in effect as of the Cutoff Date except, in the case of any Receivable secured by more than one Financed Vehicle, including any changes in the terms of such Receivable resulting from a Full Prepayment with respect to any Financed Vehicle related thereto, including, in the case of a TRAC Lease, the TRAC Payment, and (ii) is payable by the Obligor of such Receivable. When Scheduled Payment is used with reference to a

App. A-23

Distribution Date after the date such Receivable is transferred to the Issuer, it means the payment which is due in the related Monthly Period; provided, however, that in the case of the first Distribution Date, the Scheduled Payment shall include all such payments due from the Obligor on or after the Cutoff Date.

Secretary of State: The Secretary of State of the State of Delaware.

Securities: The Notes and the Certificates.

Securities Act: The United States Securities Act of 1933, as amended from time to time.

Securities Intermediary: As defined in Section 2.02(b) of the Servicing Agreement.

Security Certificate: As defined in Section 8-102(a)(16) of the New York UCC.

Security Document: As defined in Section 11.1 of the Collateral Supplement.

Security Entitlement: As defined in Section 8-102(a)(17) of the New York UCC.

Securityholder: Any of the Noteholders or Certificateholders.

Seller: As defined in the Recitals to the Pooling Agreement.

Series 2006-ARC Portfolio Assets: As of any date, all of the Retail Leases identified on any Schedule of Retail Leases attached to the LPA Assignment on or before such date, and the Related Titling Trust Assets with respect to such Retail Leases, other than any such Retail Leases which are (i) Warranty Receivables which have been repurchased by NFC, (ii) Administrative Receivables which have been repurchased by the Servicer, or (iii) which have otherwise been terminated, on or before such date (and the Related Titling Trust Assets).

Series 2006-ARC Portfolio Certificate: The Portfolio Interest Certificate representing the Series 2006-ARC Portfolio Interest.

Series 2006-ARC Portfolio Interest: The portfolio interest created pursuant to the Series 2006-ARC Portfolio Supplement.

Series 2006-ARC Portfolio Interest Certificate: The Portfolio Interest Certificate representing the Series 2006-ARC Portfolio Interest.

Series 2006-ARC Portfolio Interest Collateral: As defined in Section 11.2 of the Collateral Supplement.

Series 2006-ARC Portfolio Interest Obligor: As defined in the Recitals of the Collateral Supplement.

Series 2006-ARC Portfolio Supplement: The Series 2006-ARC Portfolio Supplement to the Titling Trust Agreement, dated as of the Closing Date, among Harco Leasing, as Grantor and Initial Beneficiary, the General Interest Trustee, the Series 2006-ARC Portfolio Trustee and the Delaware Trustee.

App. A-24

Series 2006-ARC Portfolio Trustee: As defined in the Series 2006-ARC Portfolio Supplement.

Series 2006-ARC Secured Party: As defined in the Recitals of the Collateral Supplement.

Servicer: The Person executing the Servicing Agreement as the Servicer, or its successor in interest pursuant to Section 7.02 of the Servicing Agreement.

Servicer Default: Any of the events specified in Section 7.01 of the Servicing Agreement; provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

Servicer’s Certificate: A certificate, completed by and executed on behalf of the Servicer, in accordance with Section 2.17 of the Servicing Agreement.

Servicing Agreement: The Servicing Agreement, dated as of the Closing Date, by and among the Titling Trust, Harco Leasing, NFRRC, the Issuer, the Servicer, the Collateral Agent and the Portfolio Trustee, as amended, modified and supplemented from time to time.

Sold Retail Lease Property: As defined in Section 2.04 of the Lease Purchase Agreement.

S&P: Standard & Poor’s Ratings Services, or its successor.

Special Purpose Entity: As defined in the Titling Trust Agreement.

Specified Reserve Account Balance: With respect to any Distribution Date, the lesser of (a) the Outstanding Amount of the Notes and (b) 2.00% of the Aggregate Starting Receivable Balances.

Starting Gross Receivable Balance: With respect to any Receivable as of the Cutoff Date, the Starting Receivable Balance plus, in the case of Receivables classified by the Servicer as “finance charge - included contracts,” the finance charges included in the Scheduled Payments.

Starting Receivable Balance: (a) With respect to a Receivable that is a Retail Note, the aggregate principal amount advanced under such Receivable toward the purchase price of the Financed Vehicle or Financed Vehicles, including insurance premiums, service and warranty contracts, federal excise and sales taxes and other items customarily financed as part of a Retail Note and related costs, less payments received from the Obligor prior to the Cutoff Date with respect to such Receivable allocable on the basis of the actuarial method to principal and (b) with respect to a Receivable that is a Retail Lease, the remaining Scheduled Payments or purchase option price set forth in the Retail Lease minus, without duplication, the sum of (i) Unearned Income and (ii) payments received from the Obligor prior to the Cutoff Date with respect to such Receivable allocable to the principal portion of the lease payments.

App. A-25

State: Any one of the 50 States of the United States of America or the District of Columbia.

Statutory Trust Statute: Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code §3801 et seq., as the same may be amended from time to time.

Subsequent Transferee: As defined in the Recitals to the Purchase Agreement.

Subsidiary: As to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

Supplemental Servicing Fee: As defined in Section 2.09 of the Servicing Agreement.

Swap Counterparty: LaSalle Bank National Association, as Swap Counterparty under the Interest Rate Swap, or any successor or replacement Swap Counterparty from time to time under the Interest Rate Swap.

Swap Counterparty Rights Agreement: The Swap Counterparty Rights Agreement, dated as of the Closing Date, among the Swap Counterparty, the Issuer, NFC, as Servicer and Administrator, the Seller, and the Indenture Trustee, as amended and supplemented from time to time.

Target Overcollateralization Amount: For any Distribution Date, an amount equal to the excess of (x) the greater of (a) 4.00% of the Aggregate Starting Receivables Balance and (b) the excess, if any, of 5.50% of the Aggregate Receivables Balance as of the close of business on the last day of the related Monthly Period and (c) during the continuance of an Enhancement Event, the greater of (i) 5.00% of the Aggregate Starting Receivables Balance and (ii) 7.50% of the Aggregate Receivables Balance as of the close of business on the last day of the related Monthly Period over (y) the amount on deposit in the Reserve Account as of the close of business on such Distribution Date.

Tax Opinion: With respect to any action, an Opinion of Counsel to the effect that, for U.S. federal income tax purposes (a) such action will not cause a taxable event with respect to any Noteholders or (b) in the case of Section 2.14 of the Indenture, the Notes of the new Series will be characterized as debt.

Temporary Notes: The Notes specified in Section 2.3 of the Indenture.

Titling Trust: Navistar Leasing Company, a Delaware statutory business trust formed pursuant to the Titling Trust Agreement.

Titling Trust Agreement: The Trust Agreement, dated as of April 15, 1999, among Harco Leasing, J.P. Morgan Trust Company, National Association (as successor-in-interest to Bank One, National Association), and Chase Bank USA, National Association (as successor-in-interest to Bank One Delaware, Inc.), as amended, modified or supplemented from time to time.

App. A-26

Titling Trust Assets: “Trust Assets” as defined in the Titling Trust Agreement.

Titling Trust Documents: The Series 2006-ARC Portfolio Certificate, Titling Trust Agreement, the Titling Trust Servicing Agreement, the Collateral Agency Agreement, the Series 2006-ARC Portfolio Supplement, and the Collateral Supplement.

Titling Trust Estate: “Trust Estate” as defined in the Titling Trust Agreement.

Titling Trust Interest Holder: “Holder” as defined in the Titling Trust Agreement.

Titling Trust Servicing Agreement: “Origination and Servicing Agreement” as defined in the Titling Trust Agreement.

Titling Trust Servicer Funding Advances: “Servicer Funding Advances” as defined in the Titling Trust Agreement.

Titling Trustees: Each of the General Interest Trustee, the Delaware Trustee and each Portfolio Trustee.

Total Available Amount: With respect to a Distribution Date, the sum of (i) the Collected Amount for such Distribution Date, (ii) the amount of all cash and other immediately available funds in the Reserve Account on such Distribution Date and (iii) the amount of all Investment Earnings deposited into the Collection Account during the related Monthly Period.

Total Servicing Fee: As defined in Section 2.09 of the Servicing Agreement.

TRAC Lease: A Retail Lease that provides for a TRAC Payment by the lessee at the expiration of the lease term pursuant to a provision in the lease that provides in substance that, at the end of the term of the lease, after the application of the proceeds of the sale of the Financed Vehicle (whether such sale is to the lessee, an Affiliate of the lessor or another Person) the lessee will be obligated to pay the lessor the excess of the TRAC Payment over the sale proceeds or the lessor will be obligated to pay the lessee the excess of the sale proceeds over the TRAC Payment.

TRAC Payment: With respect to a TRAC Lease, a fixed amount specified in the lease documents for such TRAC Lease.

Transfer Date: With respect to any Distribution Date, the Business Day immediately preceding such Distribution Date.

Transfer and Servicing Agreements: The Lease Purchase Agreement, the Purchase Agreement, the Pooling Agreement, the Servicing Agreement, the Titling Trust Agreement, the Titling Trust Servicing Agreement, the Collateral Agency Agreement, the Series 2006-ARC Portfolio Supplement and the Collateral Supplement.

App. A-27

Treasury Regulations: The regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

Trigger Event: Shall include any of the following events, beginning on the date when such event occurs and ending on the date such event is no longer continuing:

(a) the institution of litigation, arbitration proceedings or governmental proceedings involving the enforceability of the Receivables in general that would be reasonably expected to materially and adversely affect the interests of the Noteholders; or

(b) the continuance of any Enhancement Event.

Trust: Navistar Financial 2006-ARC Owner Trust, a Delaware statutory trust, created pursuant to the Trust Agreement.

Trust Agreement: The Trust Agreement, dated as of the Closing Date, between the Seller and the Owner Trustee, as amended and supplemented from time to time; such agreement being the Amended and Restated Trust Agreement contemplated by the Trust Agreement, dated June 12, 2006, between the Seller and the Owner Trustee.

Trust Indenture Act or TIA: The Trust Indenture Act of 1939, as amended.

Trustees: The Owner Trustee and the Indenture Trustee.

UCC: The Uniform Commercial Code, as in effect in the relevant jurisdiction.

UCC Collateral: Any property a security interest in which may be perfected by filing under the UCC.

Uncertificated Security: As defined under the applicable UCC as in effect on such date.

Unearned Income: With respect to any Receivable, as of any date of determination, the portion of the Gross Balance thereof identified as unearned income by the Servicer, in accordance with its customary applicable accounting procedures.

Warranty Payment: With respect to a Distribution Date and to a Warranty Receivable repurchased as of the related Accounting Date (a) that is a Retail Note, (i) the sum of all remaining Scheduled Payments on such Warranty Receivable due after the Accounting Date, (ii) all past due Scheduled Payments with respect to which a Monthly Advance has not been made, (iii) the amount of any reimbursements made pursuant to the last sentence of Section 2.14 of the Servicing Agreement with respect to such Warranty Receivable and (iv) all Outstanding Monthly Advances made on such Warranty Receivable minus (v) the Rebate minus (vi) any Liquidation Proceeds with respect to such Warranty Receivable to the extent applied prior to the Accounting Date that are not reflected in items (i) through (iv) and (b) that is a Retail Lease, the sum of (i) the sum of the Scheduled Payments on the Warranty Receivable due after the Accounting Date, including the amount of any TRAC Payment or the Obligor’s purchase option, (ii) any

App. A-28

reimbursement made pursuant to the last sentence of Section 2.14 of the Servicing Agreement with respect to such Warranty Receivable, (iii) all past due Scheduled Payments with respect to which a Monthly Advance has not been made, and (iv) all Outstanding Monthly Advances made on the Warranty Receivable minus (v) any Unearned Income minus (vi) any Liquidation Proceeds with respect to such Warranty Receivable to the extent applied to the Warranty Receivable on or prior to that Accounting Date that are not reflected in items (i) through (iv).

Warranty Purchaser: Either (i) the Seller pursuant to Section 2.06 of the Pooling Agreement or (ii) NFC pursuant to Section 5.04 of the Purchase Agreement.

Warranty Receivable: A Receivable which the Warranty Purchaser has become obligated to repurchase pursuant to Section 2.06 of the Pooling Agreement or Section 5.04 of the Purchase Agreement.

Weighted Average Coupon: Has the meaning specified in the Note Purchase Agreement.

App. A-29

APPENDIX A

PART II - RULES OF CONSTRUCTION

(A) Accounting Terms. As used in this Appendix or the Basic Documents, accounting terms which are not defined, and accounting terms partly defined, herein or therein shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Appendix or the Basic Documents are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Appendix or the Basic Documents will control.

(B) “Hereof,” etc.: The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Appendix or any Basic Document will refer to this Appendix or such Basic Document as a whole and not to any particular provision of this Appendix or such Basic Document; and Section, Schedule and Exhibit references contained in this Appendix or any Basic Document are references to Sections, Schedules and Exhibits in or to this Appendix or such Basic Document unless otherwise specified. The word “or” is not exclusive.

(C) Use of “related” as used in this Appendix and the Basic Documents, with respect to any Distribution Date, the “related Determination Date,” the “related Monthly Period,” and the “related Record Date” will mean the Determination Date, the Monthly Period, and the Record Date, respectively, immediately preceding such Distribution Date. With respect to any Purchase Date, the “related Cutoff Date” will mean the Cutoff Date established for the closing of the purchase of receivables on that Purchase Date.

(D) Use of “outstanding” etc. Whenever the term “outstanding Notes,” “outstanding principal amount” and words of similar import are used in this Appendix or any Basic Document for purposes of determining whether the Noteholders of the requisite outstanding principal amount of the Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Basic Document, Notes owned by the Issuer, any other obligor upon the Notes, the Seller or any Affiliate of any of the foregoing Persons (it being understood that the Owner Trustee in its individual capacity shall not be considered an Affiliate of any of the foregoing) shall be disregarded and deemed not to be outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that the Indenture Trustee knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as “outstanding” if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgor’s right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes, the Seller or any Affiliate of any of the foregoing Persons.

(E) Number and Gender. Each defined term used in this Appendix or the Basic Documents has a comparable meaning when used in its plural or singular form. Each gender-specific term used in this Appendix or the Basic Documents has a comparable meaning whether used in a masculine, feminine or gender-neutral form.

App. A-30

(F) Including. Whenever the term “including” (whether or not that term is followed by the phrase “but not limited to” or “without limitation” or words of similar effect) is used in this Appendix or the Basic Documents in connection with a listing of items within a particular classification, that listing will be interpreted to be illustrative only and will not be interpreted as a limitation on, or exclusive listing of, the items within that classification.

(G) UCC References. References to sections or provisions of Article 9 of the UCC in any of the Basic Documents shall be deemed to be automatically updated to reflect the successor, replacement or functionally equivalent sections or provisions of Revised Article 9, Secured Transactions (2000) at any time in any jurisdiction which has made such revised article effective.

App. A-31

APPENDIX B

NOTICE ADDRESSES AND PROCEDURES

All requests, demands, directions, consents, waivers, notices, authorizations and communications provided or permitted under any Basic Document to be made upon, given or furnished to or filed with the Seller, the Servicer, the Indenture Trustee, the Issuer, the Owner Trustee or the Funding Agent shall be in writing, personally delivered, sent by facsimile with a copy to follow via first class mail, overnight mail or mailed by certified mail-return receipt requested, and shall be deemed to have been duly given upon receipt:

1. in the case of the Seller, at the following address:

Navistar Financial Retail Receivables Corporation

c/o Corporation Trust Company

1209 Orange Street

Wilmington, Delaware 19801

with a copy to:

Navistar Financial Corporation

425 N. Martingale Road

Suite 1800, Attention: General Counsel

Schaumburg, IL 60173

Telecopy: (630) 753-4410

in the case of the Servicer, at the following address:

Navistar Financial Corporation

425 N. Martingale Road

Suite 1800, Attention: General Counsel

Schaumburg, IL 60173

Telecopy: (630) 753-4410

2. in the case of the Indenture Trustee, at its Corporate Trust Office,

3. in the case of the Issuer, to the Corporate Trust Office of the Owner Trustee, with copies to:

Navistar Financial Retail Receivables Corporation

c/o Corporation Trust Company

1209 Orange Street

Wilmington, Delaware 19801

App. B-1

with a copy to:

Navistar Financial Corporation

425 N. Martingale Road

Suite 1800, Attention: General Counsel

Schaumburg, IL 60173

Telecopy: (630) 753-4410

4. in the case of Harco Leasing, at the following address,

Harco Leasing Company, Inc.

c/o Navistar Financial Corporation

425 N. Martingale Road

Suite 1800, Attention: General Counsel

Schaumburg, IL 60173

Telecopy: (630) 753-4410

In the case of the Collateral Agent, at the following address,

The Bank of New York

2 North LaSalle Street

Suite 1020

Chicago, IL 60602

Attention: Indenture Trust Administration

Telecopy: (312) 827-8562

5. in the case of the Titling Trust, to the General Interest Trustee at its Corporate Trust Office (as such term is used in the Titling Trust Agreement), with a copy to Harco Leasing and Navistar Financial.

The Issuer shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee and the Indenture Trustee shall likewise promptly transmit any notice received by it from the Noteholders to the Issuer.

6. in the case of the Owner Trustee, at its Corporate Trust Office, with a copy to the Administrator at:

Navistar Financial Corporation

425 N. Martingale Road

Suite 1800, Attention: General Counsel

Schaumburg, IL 60173

Telecopy: (630) 753-4410

App. B-2

in the case of the Funding Agent, to:

ABN AMRO BANK N.V.

540 West Madison Street

Chicago, IL 60661

Attention: Kristina Neville

Facsimile No.: (312) 992-5847

Telephone No.: (312) 992-5816

7. in the case of the Swap Counterparty, to:

LaSalle Bank National Association

c/o ABN AMRO BANK N.V.

540 West Madison Street

Chicago, IL 60661

Attention: Kristina Neville

Facsimile No.: (312) 992-5847

Telephone No.: (312) 992-5816

or at such other address as shall be designated by such Person in a written notice to the other parties to the Basic Documents to which they are party.

Where any Basic Document provides for notice to Noteholders of any condition or event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if it is in writing and mailed, first-class, postage prepaid or by overnight mail to each Noteholder affected by such condition or event, at such Person’s address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed in such Basic Document for the giving of such notice. If notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholders shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given regardless of whether such notice is in fact actually received.

App. B-3